UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2010

Commission File Number: 333-150388

Granto, Inc.

(Exact name of registrant as specified in its charter)

Nevada	98-0655634
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)

Dongdu Room 321, No. 475 Huanshidong Road, Guangzhou City, PRC 510075
(Address of principal executive offices)

011-86-20-8762-1778
(Registrant’s telephone number, including area code)

N/A

(Former name or former address if changed since the last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01	CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

On April 14, 2010, the Board of Directors of Granto, Inc. (the “Company”) approved the termination of Silberstein Ungar, PLLC (“Silberstein”) (formerly, Maddox Ungar Silberstein, PLLC) as our independent certified public accounting firm.

Concurrent with this action, our Board of Directors appointed Acquavella, Chiarelli, Shuster, Berkower & Co., LLP (“ACSB”) as our new independent certified public accounting firm. ACSB is located at 1 Penn Plaza, 36th Floor, New York, New York 1001, and reviewed the consolidated  financial statements of our wholly owned subsidiary, Rongfu Aquaculture, Inc. and its subsidiaries as of September 30, 2009 and 2008 and the nine months ended September 30, 2009 and 2008 and audited the consolidated financial statements of Rongfu Aquaculture, Inc. and its subsidiaries as of December 31, 2009 and 2008 and for each of the years in the three-year period ended December 31, 2008. Accordingly, management elected to continue this existing relationship with ACSB and engage it as the Company’s independent auditors.

Our financial statements for the years ended March 31, 2009 and 2008 were audited by Silberstein.   Silberstein’s reports on our  financial statements for the two most recent fiscal years did not contain an adverse opinion, a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles, except for the addition of an explanatory paragraph regarding the Company’s ability to continue as a going concern.

During the years ended March 31, 2009 and 2008, the interim period ended December 31, 2009, and through the date of discontinuance of Silberstein’s engagement as the Company’s independent accountant, there were no disagreements with Silberstein on any matter of accounting principles or practices, financial statement disclosure, auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Silberstein, would have caused it to make reference to the subject matter of the disagreement in its reports on our financial statements for such periods.

The Company has provided Silberstein with a copy of this Form 8-K prior to its filing with the SEC and requested it to furnish a letter addressed to the SEC stating whether it agrees with the statements made above. Attached as Exhibit 16.1 is a copy of Silberstein’s letter to the SEC, dated April 15, 2010.

The Company consulted with ACSB in connection with (a) the Company’s acquisition of all of the capital stock of Rongfu Aquaculture, Inc. (“Rongfu”) on March 29, 2010 pursuant to a Share Exchange Agreement, dated as of March 29, 2010 between the Company, Rongfu, the shareholders of Rongfu and a stockholder of the Company and (b) the filing by the Company on March 31, 2010 of a Current Report on Form 8-K to report the acquisition and related matters, which Current Report contained (i) consolidated financial statements of Rongfu (a) as of December 31, 2008 and 2007 and for the years then ended, audited by ACSB and containing their report thereon and (b) as of September 30, 2009 and the nine months ended September 30, 2009 and September 30, 2008.

Except as set forth in the immediately preceding sentence, during the period the Company engaged Silberstein, neither the Company nor anyone on the Company's behalf consulted with ACSB regarding either (i) the application of accounting principles to a specified transaction, either contemplated or proposed, or the type of audit opinion that might be rendered on the Company's financial statements or (ii) any matter that was either the subject of a disagreement or a reportable event.

The Company has authorized Silberstein to respond fully to all inquiries of ACSB.

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On April 14, 2010, the Company formally changed its fiscal year end from March 31 to December 31. December 31 is the fiscal year end of the Company’s wholly owned subsidiary, Rongfu. On March 31, 2010 The Company filed a Current Report on Form 8-K to report its acquisition of all of the capital stock of Rongfu. Such report contained the consolidated financial statements of Rongfu as of December 31, 2008 and 2007 and for the years then ended, audited by ACSB.  The Company intends to file an amendment to such report which will include the audited financial statements of Rongfu as of December 31, 2009 and for the year then ended. As a result of the transaction being a reverse acquisition, starting with the quarter ended March 31, 2010 the Company will be filing periodic reports based on the fiscal year of the accounting acquirer, Rongfu.  The Company will file an Annual Report on Form 10-K for the fiscal year ending December 31, 2010.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

EXHIBIT INDEX

Exhibit Number	Description
16.1	Letter from Silberstein Ungar, PLLC

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRANTO, INC.

Date: April 19, 2010

/s/ Kelvin Chan

President